Exhibit 99.2

FOR IMMEDIATE RELEASE
Monday, May 19, 2009
Source: Photonic Products Group, Inc.

PHOTONIC PRODUCTS GROUP, INC.
REPORTS FIRST QUARTER 2009 RESULTS

NORTHVALE, NJ, May 19 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) has reported its consolidated financial results for its first quarter, which ended March 31, 2009.

Revenues for the first quarter were $2.8 million, down 32% from the same period last year.

Orders for the first three months were $1.6 million compared to $6.9 million in the first three months of 2008 with lower order activity in the first quarter of 2009 being primarily attributable to the effect of the current economic slowdown and its impact on our customers’ business activity and demand for our products.

Gross profit for the quarter was $382,000, or 13.6%, down from a gross profit of $1.5 million, or 36.0% in last year’s first quarter.

The Company reported a net loss of $(314,000) for the quarter just ended compared with net income of $491,000 for the same period last year.  This quarter’s results included a benefit from income taxes of $236,000, reflecting the Company’s recognition of a deferred tax asset, net of its current tax provision. Last year’s results reflected a benefit from income taxes of $52,000, net of current tax expense.  (Loss)/earnings per share were $(0.03) diluted and basic in the current quarter. This compares with $0.05 basic and $0.03 diluted in the first quarter of 2008.

First quarter 2009 results showed net cash provided by operating activities of $357,000, compared to net cash used by operating activities of $223,000, in the first quarter of last year.

The Company ended the quarter with cash, cash equivalents and short term investments of $3,750,000.

Joe Rutherford, President and CEO of PPGI commented, “Our first quarter results are disappointing but not unexpected given the current economic conditions in the markets we serve. We have responded with cost cutting measures throughout both our operations in Northvale and our MRC operations in Sarasota. We have reduced our workforce levels to right size our operations to better align them with the current economic realities. Our mission remains to exceed our customer’s expectations and to be responsive to those needs in the future.”

Founded in 1973, Photonic Products Group, Inc. develops, manufactures, and markets products and services for use in diverse Photonics industry sectors via its portfolio of distinctly branded businesses. INRAD specializes in crystal-based optical components and devices, laser accessories and instruments. Laser Optics specializes in precision custom optical components, assemblies, and optical coatings. MRC Optics’ business specializes in precision diamond turned optics, metal optics, and opto-mechanical and electro-optical assemblies. PPGI’s customers include leading corporations in the Defense and Aerospace, Laser Systems, and Process Control and Metrology sectors of the Photonics Industry, as well as the U.S. Government.  Its products are also used by researchers at National Laboratories and Universities world-wide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “targeting” or similar words.  Such forward-looking statements, such as our expectation for revenues, new orders, and income, involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate new operations, inability to realize synergies from its acquisitions, inability to raise capital, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$2,941,545	$2,672,087
Certificates of deposit	807,738	800,000
Accounts receivable (net of allowance for doubtful accounts of $15,000 in 2009 and 2008)	1,796,072	2,810,602
Inventories, net	2,639,186	2,732,336
Other current assets	259,153	188,084
Total current assets	8,443,694	9,203,109
Plant and equipment:
Plant and equipment, at cost	14,482,251	14,445,027
Less: Accumulated depreciation and amortization	(11,372,620)	(11,139,771)
Total plant and equipment	3,109,631	3,305,526
Precious Metals	157,443	112,851
Deferred Income Taxes	644,000	408,000
Goodwill	1,869,646	1,869,646
Intangible Assets, net	731,939	751,580
Other Assets	47,852	81,707
Total Assets	$15,004,205	$15,732,149

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of notes payable –other	$135,165	$136,892
Accounts payable and accrued liabilities	1,674,821	2,160,665
Customer advances	331,309	456,754
Total current liabilities	2,141,295	2,754,311

Related Party Convertible Notes Payable	2,500,000	2,500,000
Other Long Term Notes	351,467	353,663
Total liabilities	4,992,762	5,607,974

Commitments and Contingencies	—	—

Shareholders’ Equity:
Common stock: $.01 par value; 60,000,000 authorized shares; 11,302,466 shares issued at March 31, 2009 and 11,230,678 issued at December 31, 2008	113,023	112,306
Capital in excess of par value	16,823,426	16,622,466
Accumulated deficit	(6,910,056)	(6,595,647)
	10,026,393	10,139,125
Less - Common stock in treasury, at cost (4,600 shares respectively)	(14,950)	(14,950)
Total Shareholders’ Equity	10,011,443	10,124,175
Total Liabilities and Shareholders’ Equity	$15,004,205	$15,732,149

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Total Revenue	$2,815,097	$4,164,248

Cost and Expenses:
Cost of goods sold	2,433,410	2,662,655
Selling, general and administrative expenses	907,079	986,813
	3,340,489	3,649,468

Operating (loss) income	(525,392)	514,780

Other income (expense):
Interest expense—net	(32,388)	(75,580)
Gain on sale of precious metals	7,371	—
	(25,017)	(75,580)

Net (loss) income before income taxes	(550,409)	439,200

Benefit from income taxes	236,000	52,000
Net (loss) income	$(314,409)	$491,200

Net (loss) income per common share — basic	$(0.03)	$0.05
Net (loss) income per common share — diluted	$(0.03)	$0.03
Weighted average common shares outstanding—basic	11,260,199	10,535,075
Weighted average common shares outstanding— diluted	11,260,199	15,862,817

PHOTONIC PRODUCTS GROUP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net (loss) income	$(314,409)	$491,200

Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation and amortization	252,490	270,188
401(K) common stock contribution	179,068	160,181
Gain on sale of precious metals	(7,371)	—
Deferred income taxes	(236,000)	(102,000)
Stock based compensation	23,595	18,573
Changes in operating assets and liabilities:
Accounts receivable	1,014,530	(184,226)
Inventories, net	93,150	(363,989)
Other current assets	(71,069)	(32,326)
Other assets	33,855	36,721
Accounts payable and accrued liabilities	(485,844)	(217,335)
Customer advances	(125,445)	(300,011)
Total adjustments	670,959	(714,224)
Net cash provided by (used in) operating activities	356,550	(223,024)

Cash flows from investing activities:
Capital expenditures	(37,224)	(186,363)
Purchase of precious metals	(53,538)	—
Purchase of certificate of deposit, net	(7,738)	—
Proceeds from sale of precious metals	16,317	—
Net cash (used in) investing activities	(82,183)	(186,363)

Cash flows from financing activities:
Redemption of restricted stock units	(986)	—
Proceeds from issuance of common stock	—	139,580
Exercise of warrants	—	591,587
Principal payment of convertible note payable	—	(1,700,000)
Principal payments of other notes payable	(3,923)	(3,699)
Principal payments of capital lease obligations	—	(22,006)
Net cash used in financing activities	(4,909)	(994,538)

Net increase (decrease) in cash and cash equivalents	269,458	(1,403,925)

Cash and cash equivalents at beginning of period	2,672,087	4,395,945

Cash and cash equivalents at end of period	$2,941,545	$2,992,020
Supplemental Disclosure of Cash Flow Information:
Interest paid	$3,596	$482,860
Income taxes paid	$50,000	$10,000